UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2013

Oro East Mining, Inc.
 (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53136
(Commission File Number)

26-2012582
 (IRS Employer Identification No.)

7817 Oakport Street, Suite 205
Oakland, California 94621
 (Address of principal executive offices) (Zip Code)

(510) 638-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 24, 2013, Oro East Mariposa, LLC, a California limited liability company (the “Subsidiary”) and a subsidiary of Oro East Mining, Inc., a Delaware corporation (the “Company”) entered into an Asset Purchase and Option Agreement (the “Agreement”) with Sutton Enterprises, a general partnership. Under the terms of the Agreement, Subsidiary is purchasing certain minerals, mineral rights and claims, gold tailings, tangible property, and other entitlements commonly referred to by the parties as the WMUs (the “WMUs”) located on certain parcels of real property located in the County of Calaveras, State of California. The total purchase price for the WMUs is $6,000,000.00 and 30% net royalties contingent on the obtaining of all local, state, and other applicable agency approvals for the gold mineral concentrates production contemplated. Thereafter, the $6,000,000.00 shall be paid in certain installments, and the 30% net royalties will be held in escrow as secured collateral against the Agreement in favor of the Subsidiary. The Agreement further reserves an Option in favor of the Subsidiary for purchase of 39 parcels of real property as described in the Agreement and all claims rights, business assets, and additional property and assets as set forth in the Agreement for a purchase price of $32,000,000.00 less the $6,000,000.00 already paid on the WMUs. The Option period is for 180 days from the date of the contract.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

10.1	Form of Asset Purchase and Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oro East Mining, Inc.
(Registrant)

Date: December 31, 2013	By:	/s/ Tian Qing Chen
Name: Tian Qing Chen
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Asset Purchase and Option Agreement